UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

October 3, 2017

ADAIAH DISTRIBUTION INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

000-55369	90-1020141
(Commission File Number)	(IRS Employer Identification No.)

Poruka iela 3 Madona LV-4801 Latvia

(Address of Principal Executive Offices) (Zip Code)

Phone: (775) 924-0637

(Registrant's Telephone Number, Including Area Code)

_______________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

a) On October 3, 2017, the Board of Directors of the Registrant accepted and approved the resignation of Darrell Whitehead, CPAs, the company’s independent registered public account firm. The report of Darrell Whitehead, CPA’s on the Company's financial statements for the years ended October 31, 2016 and 2015 did not contain an adverse opinion or disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope or accounting principles.

There were no disagreements with Darrell Whitehead, CPAs, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Darrell Whitehead, CPAs’ satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

The registrant requested that Darrell Whitehead, CPAs, furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.

b) On January 19, 2018, the registrant engaged Jeffrey T. Gross Ltd., as its independent accountant. During the most recent fiscal year, October 31, 2017, and the interim period preceding the engagement, the registrant has not consulted Jeffrey T. Gross, Ltd. regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

16.1	Letter from Darrel Whitehead dated February 5, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2018	By:	/s/ Nikolay Titov
	Name:	Nikolay Titov
	Title:	President

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